Vertex Energy, Inc. 8-K

Exhibit 99.1

Vertex Energy Announces Third Quarter 2023 Results

HOUSTON, TX / BUSINESSWIRE / November 7, 2023 / Vertex Energy, Inc. (NASDAQ: VTNR) (“Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality refined products, today announced its financial results for the third quarter ended September 30, 2023.

The Company will host a conference call to discuss third quarter 2023 results today, at 8:30 A.M. Eastern Time. Details regarding the conference call are included at the end of this release.

THIRD QUARTER 2023 HIGHLIGHTS

•	Reported net income attributable to common shareholders of $19.8 million, or $0.17 per fully-diluted share
•	Reported Adjusted EBITDA of $51.5 million
•	Continued safe operation of the Company’s Mobile, Alabama refinery (the “Mobile Refinery”) with third quarter 2023 conventional throughput of 80,171 barrels per day (bpd), which was above prior guidance and reflecting 107% of stated facility conventional operational capacity
•	Renewable diesel (“RD”) throughput of 5,397 bpd, reflecting Phase One capacity utilization of 67.5%
•	Total cash and cash equivalents of $79.3 million, including restricted cash of $3.6 million as of September 30, 2023

Vertex reported third quarter 2023 net income attributable to common shareholders of $19.8 million, or $0.17 per fully-diluted share, versus net income attributable to common shareholders of $22.2 million, or $0.15 per fully-diluted share for the third quarter of 2022. Adjusted EBITDA (see “Non-GAAP Financial Measures and Key Performance Indicators”, below) was $51.5 million for the third quarter 2023, compared to Adjusted EBITDA of $1.6 million in the prior-year period. Financial results for the third quarter of 2023 include an inventory valuation adjustment charge in the amount of $9.4 million during the quarter.

Schedules reconciling the Company’s generally accepted accounting principles in the United States (“GAAP”) and non-GAAP financial results, including Adjusted EBITDA and certain key performance indicators, are included later in this release (see also “Non-GAAP Financial Measures and Key Performance Indicators”, below).

MANAGEMENT COMMENTARY

Mr. Benjamin P. Cowart, Vertex’s Chief Executive Officer stated, “During the third quarter, we demonstrated yet another quarter of safe, reliable operations at the Mobile Refinery, exceeding our operational expectations for the period. Favorable commodity prices which provided a tailwind to results during the third quarter, presented an opportunity for our risk management team to secure attractive pricing for approximately 27% of our gasoline production during the seasonally weak fourth quarter of the year.” Mr. Cowart continued, “We continue to advance our alternative feedstock strategy for optimization of our renewable diesel operations, and are actively assessing strategic options related to this asset in an effort to bring a portion of what we believe is the substantial unrecognized value of this asset forward to add liquidity and greater financial flexibility to the Company.”

MOBILE REFINERY OPERATIONS

Conventional Fuels Refining

Total conventional throughput at the Mobile Refinery was 80,171 bpd in the third quarter of 2023. Total production of finished high-value, light products, such as gasoline, diesel and jet fuel, represented approximately 67% of total production in the third quarter of 2023, vs. 61% in the second quarter of 2023, and slightly ahead of management’s original expectations, reflecting a continued successful yield optimization initiative at the Mobile conventional refining facility.

The Mobile Refinery’s conventional operations generated a gross profit of $86.2 million and $129.5 million of fuel gross margin (a KPI discussed below) or $17.56 per barrel during the third quarter of 2023, versus generating a gross profit of $49.1 million, and fuel gross margin (a KPI discussed below) of $92.9 million, or $14.86 per barrel in the third quarter of 2022.

Renewable Diesel Facility

Total renewable throughput at the Mobile Renewable Diesel facility was 5,397 bpd in the third quarter of 2023. Total production of renewable diesel was 5,276 bpd reflecting a product yield of 97.8%.

The Mobile Renewable Diesel facility operations generated a gross loss of $(8.5) million and $2.4 million of fuel gross margin (a non-GAAP measure) or $4.78 per barrel during the third quarter of 2023.

Feedstock Supply Strategy Advanced. During the third quarter, Vertex continued to advance its alternative feedstock supply strategy. The Company has completed the required temporary filings for LCFS credits at the default carbon intensity (“C.I.”) score. Vertex expects the initial default level LCFS credits to be applied to all volumes of renewable diesel produced during the 3rd and 4th quarter of 2023 and to contribute to financial results in the 4th quarter.

During the quarter the company successfully completed runs to support filing for proprietary carbon intensity scores of LCFS pathways for Soy, DCO and Canola and is completing the necessary Tallow runs in November. The filings for each of these four feedstocks are expected to be completed during the 4th quarter as scheduled. Once completed, these filings will allow Vertex to receive the increased credit value available with their lower carbon intensity production as compared to the default temporary values.

Third Quarter 2023 Mobile Refinery Financial and Operating Results ($/millions unless otherwise noted)

Conventional Fuels Refinery	1Q23	2Q23	3Q23	2023 YTD

Total Throughput (bpd)	71,328	76,330	80,171	75,976
Total Throughput (MMbbl)	6.42	6.95	7.38	20.74
Conventional Facility Capacity Utilization[1]	95.1%	101.8%	106.9%	101.3%

Direct Opex Per Barrel ($/bbl)	$3.84	$3.35	$2.40	$3.17
Fuel Gross Margin ($/MM)	$103.8	$55.7	$129.5	$289.0
Fuel Gross Margin Per Barrel ($/bbl)	$16.17	$8.03	$17.56	$13.94

Production Yield
Gasoline (bpd)	15,723	17,812	21,287	18,295
% Production	22.7%	23.2%	26.6%	24.3%
ULSD (bpd)	14,720	15,618	16,479	15,612
% Production	21.2%	20.3%	20.6%	20.7%
Jet (bpd)	12,789	13,570	15,823	14,072
% Production	18.4%	17.7%	19.8%	18.7%
Total Finished Fuel Products	43,232	47,000	53,589	47,979
% Production	62.3%	61.2%	67.0%	63.6%
Other[2]	26,119	29,828	26,419	27,456
% Production	37.7%	38.8%	33.0%	36.4%
Total Production (bpd)	69,351	76,828	80,008	75,435
Total Production (MMbbl)	6.24	6.99	7.36	20.59

Renewable Fuels Refinery	1Q23	2Q23	3Q23	2023 YTD

Total Renewable Throughput (bpd)	-	2,490	5,397	3,952
Total Renewable Throughput (MMbbl)	-	0.23	0.50	1.08
Renewable Diesel Facility Capacity Utilization[3]	-	31.1%	67.5%	49.4%

Direct Opex Per Barrel ($/bbl)	-	$31.23	$23.05	$25.61
Renewable Fuel Gross Margin ($/MM)	-	($3.1)	$2.4	($0.7)
Renewable Fuel Gross Margin Per Barrel ($/bbl)	-	($13.66)	$4.78	($1.00)

Renewable Diesel Production (bpd)	-	2,208	5,276	3,750
Renewable Diesel Production (MMbbl)	-	0.20	0.49	1.02
Renewable Diesel Production Yield (%)	-	88.7%	97.8%	94.9%

1.) Assumes 75,000 barrels per day of conventional operational capacity
2.) Other includes naphtha, intermediates, and LPG
3.) Assumes 8,000 barrels per day of renewable fuels operational capacity

Balance Sheet and Liquidity Update

As of September 30, 2023, Vertex had total debt outstanding of $242.3 million, including $15.2 million in 6.25% Senior Convertible Notes, $148.0 million outstanding on the Company’s Term Loan, finance lease obligations of $69.0 million, and $10.1 million in other obligations. The Company had total cash and equivalents of $79.3 million, including $3.6 million of restricted cash on the balance sheet as of September 30, 2023, for a net debt position of $163.0 million. The ratio of net debt to trailing twelve month Adjusted EBITDA was 1.3 times as of September 30, 2023. (see also “Non-GAAP Financial Measures and Key Performance Indicators”, below).

Commodity Price Risk Management

During the third quarter, Vertex’s commodity price risk management team identified an opportunity to secure attractive future refining margins for a portion of the Company’s forecast gasoline production ahead of the projected seasonally weak fourth quarter for this specific market. The Company entered hedge positions covering approximately 27% of planned gasoline production for the fourth quarter of 2023.

Management Outlook

All guidance presented below is current as of the time of this release and is subject to change. All prior financial guidance should no longer be relied upon.

Conventional Fuels	4Q 2023
Operational:	Low	High
Mobile Refinery Conventional Throughput Volume (Mbpd)	68.0	71.0
Capacity Utilization	91%	95%
Production Yield Profile:
Percentage Finished Products[1]	64%	68%
Intermediate & Other Products[2]	36%	32%

Renewable Fuels	4Q 2023
Operational:	Low	High
Mobile Refinery Renewable Throughput Volume (Mbpd)	4.0	6.0
Capacity Utilization	50%	75%
Production Yield	97%	98%
Yield Loss	3%	2%

Consolidated	4Q 2023
Operational:	Low	High
Mobile Refinery Total Throughput Volume (Mbpd)	72.0	77.0
Capacity Utilization	87%	93%

Financial Guidance:
Direct Operating Expense ($/bbl)	$3.95	$4.20
Capital Expenditures ($/MM)	$15.00	$20.00

1.) Finished products include gasoline, ULSD, and Jet A
2.) Intermediate & Other products include Vacuum Gas Oil (VGO), Liquified Petroleum Gases (LPGs), and Vacuum Tower Bottoms (VTBs)

CONFERENCE CALL AND WEBCAST DETAILS

A conference call will be held today, November 7, 2023 at 8:30 A.M. Eastern Time to review the Company’s financial results, discuss recent events and conduct a question-and-answer session. An audio webcast of the conference call and accompanying presentation materials will also be available in the “Events and Presentation” section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, visit the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic: (888) 350-3870
International: (646) 960-0308

Conference ID: 8960754

To listen to a replay of the teleconference, which will be available through November 21, 2023, either go to the “Events and Presentation” section of Vertex's website at www.vertexenergy.com, or call the number below:

Domestic Replay: (800) 770-2030
Access Code: 8960754

ABOUT VERTEX ENERGY

Vertex Energy is a leading energy transition company that specializes in producing both renewable and conventional fuels. Our innovative solutions are designed to enhance the performance of our customers and partners while also prioritizing sustainability, safety, and operational excellence. With a commitment to providing superior products and services, Vertex Energy is dedicated to shaping the future of the energy industry.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s projected Outlook for the fourth quarter of 2023, as discussed above; statements concerning: the Company’s engagement of BofA Securities, Inc., as previously disclosed; the review and evaluation of potential joint ventures, divestitures, acquisitions, mergers, business combinations, or other strategic transactions and their impact on shareholder value; the process by which the Company engages in evaluation of strategic transactions; the Company’s ability to identify potential partners; the outcome of potential future strategic transactions and the terms thereof; the future production of the Company’s Mobile Refinery; anticipated and unforeseen events which could reduce future production at the refinery or delay future capital projects, and changes in commodity and credit values; throughput volumes, production rates, yields, operating expenses and capital expenditures at the Mobile Refinery; the timing of, and outcome of, the evaluation and associated carbon intensity scoring of the Company’s feedstock blends by officials in the state of California; the ability of the Company to obtain low carbon fuel standard (LCFS) credits, and the amounts thereof; the need for additional capital in the future, including, but not limited to, in order to complete future capital projects and satisfy liabilities, the Company’s ability to raise such capital in the future, and the terms of such funding; the timing of capital projects at the Company’s refinery located in Mobile, Alabama (the “Mobile Refinery”) and the outcome of such projects; the future production of the Mobile Refinery, including but not limited to, renewable diesel production; estimated and actual production and costs associated with the renewable diesel capital project; estimated revenues, margins and expenses, over the course of the agreement with Idemitsu; anticipated and unforeseen events which could reduce future production at the Mobile Refinery or delay planned and future capital projects; changes in commodity and credits values; certain early termination rights associated with third party agreements and conditions precedent to such agreements; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by conversions and/or the exchanges of convertible notes; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; the level of competition in the Company’s industry and its ability to compete; the Company’s ability to respond to changes in its industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; the Company’s ability to protect intellectual property and not infringe on others’ intellectual property; the Company’s ability to scale its business; the Company’s ability to maintain supplier relationships and obtain adequate supplies of feedstocks; the Company’s ability to obtain and retain customers; the Company’s ability to produce products at competitive rates; the Company’s ability to execute its business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the impact of inflation on margins and costs; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict and/or the Israel/Hamas conflict, increased interest rates, recessions and inflation; the Company’s ability to maintain relationships with partners; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making the Company’s operations more costly or restrictive; volatility in the market price of compliance credits (primarily Renewable Identification Numbers (RINs) needed to comply with the Renewable Fuel Standard (“RFS”)) under renewable and low-carbon fuel programs and emission credits needed under other environmental emissions programs, the requirement for the Company to purchase RINs in the secondary market to the extent it does not generate sufficient RINs internally, liabilities associated therewith and the timing, funding and costs of such required purchases, if any; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, changes in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of the Company’s operations and products; disruptions in the infrastructure that the Company and its partners rely on; interruptions at the Company’s facilities; unexpected and expected changes in the Company’s anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; the Company’s ability to acquire and construct new facilities; the Company’s ability to effectively manage growth; decreases in global demand for, and the price of, oil, due to inflation, recessions or other reasons, including declines in economic activity or global conflicts; expected and unexpected downtime at the Company’s facilities; the Company’s level of indebtedness, which could affect its ability to fulfill its obligations, impede the implementation of its strategy, and expose the Company’s interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, the Company’s facilities and those operated by third parties; risks relating to the Company’s hedging activities or lack of hedging activities; and risks relating to planned and future divestitures, asset sales, joint ventures and acquisitions.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROJECTIONS

The financial projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current pricing; static material and equipment pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize. The Projections also assume the continued uptime of the Company’s facilities at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE INDICATORS

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this news release we also present certain non-U.S. GAAP financial measures and key performance indicators. Non-U.S. GAAP financial measures include Adjusted Gross Margin, Fuel Gross Margin and Refining Adjusted EBITDA, for the Company’s Legacy Refining and Marketing segment, and the total Refining and Marketing segment, as a whole, and Net Long-Term Debt and Ratio of Net Long-Term Debt (collectively, the “Non-U.S. GAAP Financial Measures”). Key performance indicators include Adjusted Gross Margin, Fuel Gross Margin and Refining Adjusted EBITDA for Conventional, Renewable and the Mobile Refinery as a whole, and Fuel Gross Margin Per Barrel of Throughput and Adjusted Gross Margin Per Barrel of Throughput for Conventional, Renewable and the Mobile Refinery as a whole (collectively, the “KPIs”). EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations. Adjusted EBITDA represents net income (loss) from operations plus unrealized gain or losses on hedging activities, Renewable Fuel Standard (RFS) costs (mainly related to Renewable Identification Numbers (RINs), and inventory adjustments, depreciation and amortization, acquisition costs, gain on change in value of derivative warrant liability, environmental clean-up, stock-based compensation, (gain) loss on sale of assets, interest expense, and certain other unusual or non-recurring charges included in selling, general, and administrative expenses. Adjusted Gross Margin is defined as gross profit (loss) plus or minus unrealized gain or losses on hedging activities and inventory valuation adjustments. Fuel Gross Margin is defined as Adjusted Gross Margin, plus production costs, operating expenses and depreciation attributable to cost of revenues and other non-fuel items included in costs of revenues including realized and unrealized gain or losses on hedging activities, RFS costs (mainly related to RINs), inventory valuation adjustments, fuel financing costs and other revenues and cost of sales items. Fuel Gross Margin Per Barrel of Throughput is calculated as fuel gross margin divided by total throughput barrels for the period presented. Operating Expenses Per Barrel of Throughput is defined as total operating expenses divided by total barrels of throughput. RIN Adjusted Fuel Gross Margin is defined as [Fuel Gross Margin minus RIN expense divided by total barrels of throughput. RIN Adjusted Fuel Gross Margin Per Barrel of Throughput is calculated as RIN Adjusted Fuel Gross Margin divided by total throughput barrels for the period presented. Net Long-Term Debt is long-term debt and lease obligations, adjusted for unamortized discount and deferred financing costs, insurance premiums financed, less cash and cash equivalents and restricted cash. Ratio of Net Long-Term Debt is defined as Long-Term Debt divided by Adjusted EBITDA.

Each of the Non-U.S. GAAP Financial Measures and KPIs are discussed in greater detail below. The (a) Non-U.S. GAAP Financial Measures are “non-U.S. GAAP financial measures”, and (b) the KPIs are, presented as supplemental measures of the Company’s performance. They are not presented in accordance with U.S. GAAP. We use the Non-U.S. GAAP Financial Measures and KPIs as supplements to U.S. GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Additionally, these measures, when used in conjunction with related U.S. GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. The Non-U.S. GAAP Financial Measures and KPIs are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Non-U.S. GAAP financial information and KPIs similar to the Non-U.S. GAAP Financial Measures and KPIs are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The Non-U.S. GAAP Financial Measures and KPIs are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under U.S. GAAP. Some of these limitations are: the Non-U.S. GAAP Financial Measures and KPIs do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; the Non-GAAP Financial Measures and KPIs do not reflect changes in, or cash requirements for, working capital needs; the Non-GAAP Financial Measures and KPIs do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, the Non-U.S. GAAP Financial Measures and KPIs do not reflect any cash requirements for such replacements; the Non-U.S. GAAP Financial Measures and KPIs represent only a portion of our total operating results; and other companies in this industry may calculate the Non-U.S. GAAP Financial Measures and KPIs differently than we do, limiting their usefulness as a comparative measure. You should not consider the Non-U.S. GAAP Financial Measures and KPIs in isolation, or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-U.S. GAAP Financial Measures and KPIs to the most comparable U.S. GAAP measure below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-U.S. GAAP Financial Measures and KPIs in conjunction with the most directly comparable U.S. GAAP financial measure.

We compensate for these limitations by providing a reconciliation of each of the non-GAAP Financial Measures to the most comparable GAAP measure and reconciliation of the KPIs, below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view the non-GAAP Financial Measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures and KPIs, please see the sections titled “Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput”, “Unaudited Reconciliation of Adjusted EBITDA to Net loss from Continued and Discontinued Operations”, and “Unaudited Reconciliation of Long-Term Debt to Net Long-Term Debt and Net Leverage”, at the end of this release.

CONTACT:

IR@vertexenergy.com

203-682-8284

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value)

(UNAUDITED)

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$75,705	$141,258
Restricted cash	3,605	4,929
Accounts receivable, net	36,816	34,548
Inventory	222,685	135,473
Derivative commodity asset	4,991	—
Prepaid expenses and other current assets	57,315	36,660
Assets held for sale, current	—	20,560
Total current assets	401,117	373,428

Fixed assets, net	321,314	201,749
Finance lease right-of-use assets	65,317	44,081
Operating lease right-of use assets	90,413	53,557
Intangible assets, net	11,207	11,827
Deferred taxes assets	—	2,498
Other assets	3,310	2,245
TOTAL ASSETS	$892,678	$689,385

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$63,628	$20,997
Accrued expenses	69,315	81,711
Finance lease liability-current	2,297	1,363
Operating lease liability-current	26,047	9,012
Current portion of long-term debt, net	18,321	13,911
Obligations under inventory financing agreements, net	182,487	117,939
Derivative commodity liability	—	242
Liabilities held for sale, current	—	3,424
Total current liabilities	362,095	248,599

Long-term debt, net	125,010	170,010
Finance lease liability-long-term	66,751	45,164
Operating lease liability-long-term	64,367	44,545
Deferred tax liabilities	1,257	—
Derivative warrant liability	9,234	14,270
Other liabilities	1,377	1,377
Total liabilities	630,091	523,965

COMMITMENTS AND CONTINGENCIES (Note 4)	—	—

STOCKHOLDERS' EQUITY

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 93,514,346 and 75,668,826 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively.	94	76
Additional paid-in capital	382,849	279,552
Accumulated deficit	(123,588)	(115,893)
Total Vertex Energy, Inc. stockholders' equity	259,355	163,735
Non-controlling interest	3,232	1,685
Total equity	262,587	165,420
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$892,678	$689,385

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$1,018,407	$809,529	$2,444,442	$1,913,435
Cost of revenues (exclusive of depreciation and amortization shown separately below)	925,542	749,654	2,274,543	1,817,787
Depreciation and amortization attributable to costs of revenues	7,896	4,049	18,863	9,139
Gross profit	84,969	55,826	151,036	86,509

Operating expenses:
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately below)	43,137	37,142	127,715	90,039
Depreciation and amortization attributable to operating expenses	1,033	1,119	3,077	2,655
Total operating expenses	44,170	38,261	130,792	92,694
Income (loss) from operations	40,799	17,565	20,244	(6,185)
Other income (expense):
Other income (loss)	(133)	416	1,023	1,059
Gain on change in value of derivative warrant liability	4,621	12,312	5,036	7,788
Interest expense	(13,523)	(13,028)	(103,536)	(64,961)
Total other expense	(9,035)	(300)	(97,477)	(56,114)
Income (loss) from continuing operations before income tax	31,764	17,265	(77,233)	(62,299)
Income tax benefit (expense)	(12,231)	—	15,445	—
Income (loss) from continuing operations	19,533	17,265	(61,788)	(62,299)
Income from discontinued operations, net of tax (see note 23)	—	4,905	53,680	19,878
Net income (loss)	19,533	22,170	(8,108)	(42,421)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest from continuing operations	(310)	(49)	(413)	15
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest from discontinued operations	—	(15)	—	6,847
Net income (loss) attributable to Vertex Energy, Inc.	19,843	22,234	(7,695)	(49,283)

Accretion of redeemable noncontrolling interest to redemption value from continued operations	—	—	—	(428)

Net income (loss) attributable to common stockholders from continuing operations	19,843	17,314	(61,375)	(62,742)
Net income attributable to common stockholders from discontinued operations, net of tax	—	4,920	53,680	13,031
Net income (loss) attributable to common shareholders	$19,843	$22,234	$(7,695)	$(49,711)

Basic loss per common share
Continuing operations	$0.21	$0.23	$(0.74)	$(0.91)
Discontinued operations, net of tax	—	0.07	0.65	0.19
Basic loss per common share	$0.21	$0.30	$(0.09)	$(0.72)

Diluted income (loss) per common share
Continuing operations	$0.17	$0.10	$(0.74)	$(0.91)
Discontinued operations, net of tax	—	0.05	0.65	0.19
Diluted income (loss) per common share	$0.17	$0.15	$(0.09)	$(0.72)

Shares used in computing earnings per share
Basic	93,381	75,591	82,928	69,007
Diluted	100,427	97,126	82,928	69,007

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(in thousands, except par value)

(UNAUDITED)

Nine Months Ended September 30, 2023
	Common Stock		Series A Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2023	75,669	$76	—	$—	$279,552	$(115,893)	$1,685	$165,420
Exercise of options	166	—	—	—	209	—	—	209
Stock based compensation expense	—	—	—	—	365	—	—	365
Non controlling shareholder contribution	—	—	—	—	—	—	980	980
Net income (loss)	—	—	—	—	—	53,863	(50)	53,813
Balance on March 31, 2023	75,835	76	—	—	280,126	(62,030)	2,615	220,787
Exercise of options	195	—	—	—	169	—	—	169
Stock based compensation expense	—	—	—	—	368	—	—	368
Senior Note Converted	17,207	17	—	—	101,113	—	—	101,130
Non-controlling shareholder contribution	—	—	—	—	—	—	490	490
Net loss	—	—	—	—	—	(81,401)	(53)	(81,454)
Balance on June 30, 2023	93,237	93	—	—	381,776	(143,431)	3,052	241,490
Exercise of options	165	1	—	—	304	—	—	305
Stock based compensation expense	—	—	—	—	769	—	—	769
Issue of restricted common stock	113	—	—	—	—	—	—	—
Non-controlling shareholder contribution	—	—	—	—	—	—	490	490
Net income (loss)	—	—	—	—	—	19,843	(310)	19,533
Balance on September 30, 2023	93,515	$94	—	$—	$382,849	$(123,588)	$3,232	$262,587

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(in thousands, except par value)

(UNAUDITED)

Nine Months Ended September 30, 2022
	Common Stock		Series A Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2022	63,288	$63	386	$—	$138,620	$(110,614)	$1,997	$30,066
Exercise of options	60	—	—	—	76	—	—	76
Exercise of warrants	1,113	1	—	—	(1)	—	—	—
Stock based compensation expense	—	—	—	—	250	—	—	250
Conversion of Series A Preferred stock to common	5	—	(5)	—	—	—	—	—
Reclassification of derivative liabilities	—	—	—	—	78,789	—	—	78,789
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	(422)	—	(422)
Net income (loss)	—	—	—	—	—	(4,547)	3,739	(808)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	(3,769)	(3,769)
Balance on March 31, 2022	64,466	64	381	—	217,734	(115,583)	1,967	104,182
Exercise of options to common	498	1	—	—	553	—	—	554
Exercise of options to common- unissued	—	—	—	—	3	—	—	3
Distribution to non-controlling shareholder	—	—	—	—	—	—	(380)	(380)
Adjustment of redeemable non controlling interest	—	—	—	—	29	(29)	—	—
Conversion of Convertible Senior Notes to common	10,165	10	—	—	59,812	—	—	59,822
Share based compensation expense	—	—	—	—	324	—	—	324
Conversion of Series A Preferred stock to common	381	1	(381)	—	—	—	—	1
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	(6)	—	(6)
Net income (loss)	—	—	—	—	—	(66,970)	3,188	(63,782)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	(3,023)	(3,023)
Balance on June 30, 2022	75,510	76	—	—	278,455	(182,588)	1,752	97,695
Exercise of options to common	4	—	—	—	—	—	—	—
Exercise of options to common- unissued	—	—	—	—	97	—	—	97
Exercise of warrants	96	—	—	—	—	—	—	—
Share based compensation expense	—	—	—	—	378	—	—	378
Net income (loss)	—	—	—	—	—	22,234	(64)	22,170
Balance on September 30, 2022	75,610	$76	—	$—	$278,930	$(160,354)	$1,688	$120,340

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income (loss)	$(8,108)	$(42,421)
Income from discontinued operations, net of tax	53,680	19,878
Loss from continuing operations	(61,788)	(62,299)
Adjustments to reconcile net loss from continuing operations to cash used in operating activities
Stock based compensation expense	1,502	952
Depreciation and amortization	21,940	11,794
Deferred income tax benefit	(15,445)	—

Gain on sale of assets	(2)	(112)
Provision for environment clean up	—	1,428
(Decrease) increase in allowance for bad debt	(132)	157
(Decrease) increase in fair value of derivative warrant liability	(5,036)	(7,788)
Loss on commodity derivative contracts	219	87,217
Net cash settlements on commodity derivatives	(2,061)	(100,253)
Amortization of debt discount and deferred costs	74,618	44,537
Changes in operating assets and liabilities
Accounts receivable and other receivables	(3,819)	(39,202)
Inventory	(85,796)	(31,387)
Prepaid expenses and other current assets	(24,601)	(16,437)
Accounts payable	42,219	58,275
Accrued expenses	(12,500)	37,404
Other assets	(987)	82
Net cash used in operating activities from continuing operations	(71,669)	(15,632)
Cash flows from investing activities
Acquisition of business, net of cash	(7,642)	—
Purchase of intangible assets	(2,500)	(106)
Investment in Mobile Refinery assets	—	(227,525)
Purchase of fixed assets	(128,599)	(34,743)
Proceeds from sale of discontinued operation	92,034	—
Proceeds from sale of fixed assets	5	188
Net cash used in investing activities from continuing operations	(46,702)	(262,186)
Cash flows from financing activities
Payments on finance leases	(1,469)	(201)
Proceeds from exercise of options and warrants to common stock	683	729
Distributions to noncontrolling interest	—	(380)
Contributions received from noncontrolling interest	1,960	—
Net change on inventory financing agreements	63,798	133,744
Redemption of noncontrolling interest	—	(50,666)
Proceeds from note payable	19,641	173,315
Payments on note payable	(32,969)	(14,101)
Net cash provided by financing activities from continuing operations	51,644	242,440

Discontinued operations:
Net cash provided by (used in) operating activities	(150)	23,021
Net cash used in investing activities	—	(1,877)
Net cash provided by (used in) discontinued operations	(150)	21,144

Net decrease in cash, cash equivalents and restricted cash	(66,877)	(14,234)
Cash, cash equivalents, and restricted cash at beginning of the period	146,187	136,627
Cash, cash equivalents, and restricted cash at end of period	$79,310	$122,393

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(UNAUDITED)

(Continued)

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets to the same amounts shown in the consolidated statements of cash flows (in thousands).

	Nine Months Ended
	September 30, 2023	September 30, 2022
Cash and cash equivalents	$75,705	$117,464
Restricted cash	3,605	4,929
Cash and cash equivalents and restricted cash as shown in the consolidated statements of cash flows	$79,310	$122,393

SUPPLEMENTAL INFORMATION
Cash paid for interest	$35,553	$65,083
Cash paid for taxes	$—	$—

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Equity component of the convertible note issuance	$—	$78,789
ROU assets obtained from new finance lease obligation	$23,990	$45,096
Exchange of Convertible Senior Notes to common stock	$79,948	$59,822
ROU assets obtained from new operating lease obligation	$36,856	$20,061
Accretion of redeemable non-controlling interest to redemption value	$—	$428

Unaudited segment information for the three and nine months ended September 30, 2023 and 2022 is as follows (in thousands):

Three Months Ended September 30, 2023
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$966,805	$38,642	$(4,632)	$1,000,815
Re-refined products	4,509	2,966	—	7,475
Services	7,398	2,719	—	10,117
Total revenues	978,712	44,327	(4,632)	1,018,407
Cost of revenues (exclusive of depreciation and amortization shown separately below)	893,612	36,569	(4,639)	925,542
Depreciation and amortization attributable to costs of revenues	6,527	1,369	—	7,896
Gross profit	78,573	6,389	7	84,969
Selling, general and administrative expenses	31,485	5,231	6,421	43,137
Depreciation and amortization attributable to operating expenses	829	38	166	1,033
Income (loss) from operations	46,259	1,120	(6,580)	40,799
Other income (expenses)
Other income (expense)	—	(167)	34	(133)
Gain on change in value of derivative warrant liabilities	—	—	4,621	4,621
Interest expense	(4,394)	(41)	(9,088)	(13,523)
Net income (loss)	$41,865	$912	$(11,013)	$31,764

Capital expenditures	$20,875	$8,449	$—	$29,324

Three Months Ended September 30, 2022
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$748,190	$37,607	$—	$785,797
Re-refined products	16,434	4,587	—	21,021
Services	2,144	567	—	2,711
Total revenues	766,768	42,761	—	809,529
Cost of revenues (exclusive of depreciation and amortization shown separately below)	714,976	34,678	—	749,654
Depreciation and amortization attributable to costs of revenues	3,111	938	—	4,049
Gross profit	48,681	7,145	—	55,826
Selling, general and administrative expenses	28,269	4,803	4,070	37,142
Depreciation and amortization attributable to operating expenses	850	38	231	1,119
Income (loss) from operations	19,562	2,304	(4,301)	17,565
Other income (expenses)
Other income	—	416	—	416
Gain on change in value of derivative warrant liabilities	—	—	12,312	12,312
Interest expense	(3,444)	—	(9,584)	(13,028)
Net income (loss)	$16,118	$2,720	$(1,573)	$17,265

Capital expenditures	26,333	$412	$—	$26,745

Nine Months Ended September 30, 2023
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$2,322,452	$89,863	$(9,775)	$2,402,540
Re-refined products	13,874	10,912	—	24,786
Services	13,133	3,983	—	17,116
Total revenues	2,349,459	104,758	(9,775)	2,444,442
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,194,382	90,250	(10,089)	2,274,543
Depreciation and amortization attributable to costs of revenues	15,389	3,474	—	18,863
Gross profit	139,688	11,034	314	151,036
Selling, general and administrative expenses	90,940	14,535	22,240	127,715
Depreciation and amortization attributable to operating expenses	2,459	114	504	3,077
Income (loss) from operations	46,289	(3,615)	(22,430)	20,244
Other income (expenses)
Other income	—	989	34	1,023
Gain on change in value of derivative warrant liabilities	—	—	5,036	5,036
Interest expense	(12,799)	(126)	(90,611)	(103,536)
Net income (loss)	$33,490	$(2,752)	$(107,971)	$(77,233)

Capital expenditures	$118,545	$16,123	$—	$134,668

Nine Months Ended September 30, 2022
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$1,721,044	$129,078	$—	$1,850,122
Re-refined products	42,381	14,860	—	57,241
Services	4,452	1,620	—	6,072
Total revenues	1,767,877	145,558	—	1,913,435
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,707,746	110,041	—	1,817,787
Depreciation and amortization attributable to costs of revenues	6,339	2,800	—	9,139
Gross profit	53,792	32,717	—	86,509
Selling, general and administrative expenses	53,073	13,125	23,841	90,039
Depreciation and amortization attributable to operating expenses	1,784	142	729	2,655
Income (loss) from operations	(1,065)	19,450	(24,570)	(6,185)
Other income (expenses)
Other income	18	1,041	—	1,059
Gain on change in value of derivative warrant liabilities	—	—	7,788	7,788
Interest expense	(6,694)	(51)	(58,216)	(64,961)
Net income (loss)	$(7,741)	$20,440	$(74,998)	$(62,299)

Capital expenditures	$142,927	$2,830	$—	$145,757

The following summarized unaudited financial information has been segregated from continuing operations and reported as discontinued operations for the three and nine months ended September 30, 2023, and 2022 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$—	$22,859	$7,366	$65,618
Cost of revenues (exclusive of depreciation shown separately below)	—	14,953	4,589	37,871
Depreciation and amortization attributable to costs of revenues	—	394	124	1,176
Gross profit	—	7,512	2,653	26,571
Operating expenses:
Selling, general and administrative expenses (exclusive of depreciation shown separately below)	—	2,534	632	6,472
Depreciation and amortization expense attributable to operating expenses	—	63	21	188
Total operating expenses	—	2,597	653	6,660
Income from operations	—	4,915	2,000	19,911
Other income (expense)
Interest expense	—	(10)	—	(33)
Total other expense	—	(10)	—	(33)
Income before income tax	—	4,905	2,000	19,878
Income tax expense	—	—	(528)	—
Gain on sale of discontinued operations, net of $0 and $18,671 of tax for three and nine months ended September 30, 2023	—	—	52,208	—
Income from discontinued operations, net of tax	$—	$4,905	$53,680	$19,878

Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput

Three Months Ended September 30, 2023
In thousands	Conventional	Renewable	Mobile Refinery Total
Gross profit	$86,185	$(8,515)	$77,670
Unrealized (gain) loss on hedging activities	(4,620)	(3,622)	(8,242)
Inventory valuation adjustments	13,225	(3,851)	9,374
Adjusted gross margin	$94,790	$(15,988)	$78,802
Variable production costs attributable to cost of revenues	26,847	12,958	39,805
Depreciation and amortization attributable to cost of revenues	2,982	3,320	6,302
RINs	7,058	—	7,058
Realized loss on hedging activities	2,854	2,401	5,255
Financing costs	1,772	205	1,977
Other revenues	(6,804)	(524)	(7,328)
Fuel gross margin	$129,499	$2,372	$131,871
Throughput (bpd)	80,171	5,397	85,568
Fuel gross margin per barrel of throughput	$17.56	$4.78	$16.75
Total OPEX	$17,720	$11,445	$29,165
Operating expenses per barrel of throughput	$2.40	$23.05	$3.70

Three Months Ended June 30, 2023
In thousands	Conventional	Renewable	Mobile Refinery Total
Gross profit	$6,544	$(13,006)	$(6,462)
Unrealized (gain) loss on hedging activities	849	2,913	3,762
Inventory valuation adjustments	(4,246)	3,745	(501)
Adjusted gross margin	$3,147	$(6,348)	$(3,201)
Variable production costs attributable to cost of revenues	28,686	77	28,763
Depreciation and amortization attributable to cost of revenues	3,351	2,018	5,369
RINs	25,410	—	25,410
Realized loss on hedging activities	(1,150)	1,288	138
Financing costs	(87)	58	(29)
Other revenues	(3,610)	(190)	(3,800)
Fuel gross margin	$55,747	$(3,097)	$52,650
Throughput (bpd)	76,330	2,490	78,820
Fuel gross margin per barrel of throughput	$8.03	$(13.66)	$7.34
Total OPEX	$23,299	$7,076	$30,375
Operating expenses per barrel of throughput	$3.35	$31.23	$4.23

Three Months Ended March 31, 2023
In thousands	Conventional	Renewable	Mobile Refinery Total
Gross profit	$65,470	$—	$65,470
Unrealized (gain) loss on hedging activities	(570)	—	(570)
Inventory valuation adjustments	(1,532)	—	(1,532)
Adjusted gross margin	$63,368	$—	$63,368
Variable production costs attributable to cost of revenues	21,252	—	21,252
Depreciation and amortization attributable to cost of revenues	3,144	—	3,144
RINs	16,115	—	16,115
Realized loss on hedging activities	(439)	—	(439)
Financing costs	2,295	—	2,295
Other revenues	(1,933)	—	(1,933)
Fuel gross margin	$103,802	$—	$103,802
Throughput (bpd)	71,328	—	71,328
Fuel gross margin per barrel of throughput	$16.17	$—	$16.17
Total OPEX	$24,681	$—	$24,681
Operating expenses per barrel of throughput	$3.84	$—	$3.84

Nine Months Ended September 30, 2023
In thousands	Conventional	Renewable	Mobile Refinery Total
Gross profit	$158,198	$(21,521)	$136,677
Unrealized (gain) loss on hedging activities	(4,341)	(709)	(5,050)
Inventory valuation adjustments	7,447	(106)	7,341
Adjusted gross margin	$161,304	$(22,336)	$138,968
Variable production costs attributable to cost of revenues	76,785	13,035	89,820
Depreciation and amortization attributable to cost of revenues	9,477	5,338	14,815
RINs	48,583	—	48,583
Realized loss on hedging activities	1,265	3,689	4,954
Financing costs	3,980	263	4,243
Other revenues	(12,347)	(714)	(13,061)
Fuel gross margin	$289,047	$(725)	$288,322
Throughput (bpd)	75,976	3,952	79,928
Fuel gross margin per barrel of throughput	$13.94	$(1.00)	$13.21
Total OPEX	$65,700	$18,521	$84,221
Operating expenses per barrel of throughput	$3.17	$25.61	$3.86

Unaudited Reconciliation of Adjusted EBITDA to Net loss from Continued and Discontinued Operations.

In thousands	Three Months Ended		Nine Months Ended		Twelve Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income (loss)	$19,534	$22,172	$(8,107)	$(42,421)	$36,310	$(47,771)
Depreciation and amortization	8,929	5,623	22,085	13,157	27,847	15,088
Income tax expense (benefit)	12,231	—	3,754	—	1,265	—
Interest expense	13,523	13,129	103,536	65,069	118,493	67,921
EBITDA	$54,217	$40,924	$121,268	$35,805	$183,915	$35,239
Unrealized (gain) loss on hedging activities	(8,348)	(47,756)	(5,233)	(1,123)	(4,256)	(1,375)
Inventory valuation adjustments	9,374	17,972	7,341	41,152	16,955	41,152
Gain on change in value of derivative warrant liability	(4,621)	(12,312)	(5,036)	(7,788)	(5,069)	(3,483)
Stock-based compensation	769	378	1,502	951	2,125	1,201
(Gain) loss on sale of assets	—	—	(70,881)	—	(70,558)	(1,041)
Acquisition costs	—	2,889	4,308	16,526	4,309	20,092
Environmental clean-up reserve	—	—	—	1,428	—	1,428
Other	132	(417)	(1,022)	(1,042)	(8)	2,106
Adjusted EBITDA	$51,523	$1,678	$52,247	$85,909	$127,413	$95,318

	Three Months Ended September 30, 2023
	Mobile Refinery		Legacy Refining &	Total Refining & Marketing	Black Oil and	Corporate	Consolidated
In thousands	Conventional	Renewable	Marketing	Marketing	Recovery
Net income (loss)	$65,161	$(21,807)	$(1,489)	$41,865	$912	$(42,443)	$335
Depreciation and amortization	3,718	3,341	297	7,356	1,407	166	8,929
Income tax expense (benefit)	—	—	—	—	—	31,430	31,430
Interest expense	2,568	1,826	—	4,394	41	9,089	13,523
EBITDA	$71,447	$(16,640)	$(1,192)	$53,615	$2,360	$(1,758)	$54,217
Unrealized (gain) loss on hedging activities	(4,620)	(3,622)	(40)	(8,282)	(66)	—	(8,348)
Inventory valuation adjustments	13,225	(3,851)	—	9,374	—	—	9,374
Gain on change in value of derivative warrant liability	—	—	—	—	—	(4,621)	(4,621)
Stock-based compensation	—	—	—	—	—	769	769
Other	—	—	—	—	167	(35)	132
Adjusted EBITDA	$80,052	$(24,113)	$(1,232)	$54,707	$2,461	$(5,645)	$51,523

	Nine Months Ended September 30, 2023
	Mobile Refinery		Legacy Refining &	Total Refining &	Black Oil and	Corporate	Consolidated
In thousands	Conventional	Renewable	Marketing	Marketing	Recovery
Net income (loss)	$79,686	$(42,272)	$(3,924)	$33,490	$50,929	$(111,726)	$(27,306)
Depreciation and amortization	11,685	5,373	790	17,848	3,733	504	22,085
Income tax expense (benefit)	—	—	—	—	19,199	3,754	22,953
Interest expense	10,604	2,195	—	12,799	126	90,612	103,536
EBITDA	$101,975	$(34,704)	$(3,134)	$64,137	$73,987	$(16,856)	$121,268
Unrealized (gain) loss on hedging activities	(4,341)	(709)	(82)	(5,132)	(101)	—	(5,233)
Inventory valuation adjustments	7,447	(106)	—	7,341	—	—	7,341
Gain on change in value of derivative warrant liability	—	—	—	—	—	(5,036)	(5,036)
Stock-based compensation	—	—	—	—	—	1,502	1,502
(Gain) loss on sale of assets	—	—	—	—	(70,884)	3	(70,881)
Acquisition costs	—	—	—	—	—	4,308	4,308
Other	—	—	—	—	(984)	(38)	(1,022)
Adjusted EBITDA	$105,081	$(35,519)	$(3,216)	$66,346	$2,018	$(16,117)	$52,247

	Three Months Ended September 30, 2022
In thousands	Mobile Refinery	Legacy Refining & Marketing	Total Refining & Marketing	Black Oil	Corporate	Consolidated
Net income (loss)	$18,369	$(2,251)	$16,118	$7,638	$(1,585)	$22,172
Depreciation and amortization	3,693	268	3,961	1,431	231	5,623
Interest expense	3,536	—	3,536	(2)	9,595	13,129
EBITDA	$25,599	$(1,983)	$23,616	$9,067	$8,241	$40,924
Unrealized (gain) loss on hedging activities	(46,977)	(775)	(47,752)	(4)	—	(47,756)
Inventory valuation adjustments	17,972	—	17,972	—	—	17,972
Gain on change in value of derivative warrant liability	—	—	—	—	(12,312)	(12,312)
Stock-based compensation	—	—	—	—	378	378
Acquisition costs	2,889	—	2,889	—	—	2,889
Other	—	—	—	(417)	—	(417)
Adjusted EBITDA	$(517)	$(2,758)	$(3,275)	$8,646	$(3,693)	$1,678

	Nine Months Ended September 30, 2022
In thousands	Mobile Refinery	Legacy Refining & Marketing	Total Refining & Marketing	Black Oil	Corporate	Consolidated
Net income (loss)	$(5,593)	$(2,147)	$(7,740)	$40,399	$(75,080)	$(42,421)
Depreciation and amortization	7,416	707	8,123	4,305	729	13,157
Interest expense	6,768	—	6,768	4	58,297	65,069
EBITDA	$8,591	$(1,440)	$7,151	$44,708	$(16,054)	$35,805
Unrealized gain on hedging activities	(76)	(68)	(144)	(979)	—	(1,123)
Inventory valuation adjustments	41,152	—	41,152	—	—	41,152
Gain on change in value of derivative warrant liability	—	—	—	—	(7,788)	(7,788)
Stock-based compensation	—	—	—	—	951	951
Acquisition costs	11,967	—	11,967	—	4,559	16,526
Environmental clean-up reserve	1,428	—	1,428	—	—	1,428
Other	—	—	—	(1,042)	—	(1,042)
Adjusted EBITDA	$63,062	$(1,508)	$61,554	$42,687	$(18,332)	$85,909

Unaudited Reconciliation of Long-Term Debt to Net Long-Term Debt and Net Leverage

In thousands	As of
	September 30, 2023		September 30, 2022		December 31, 2022
Long-Term Debt:
Senior Convertible Note	$15,230		$95,178		$95,178
Term Loan 2025	148,013		165,000		165,000
Finance lease liability long-term	66,751		44,339		45,164
Finance lease liability short-term	2,297		1,155		1,363
Insurance premiums financed	10,071		10,449		5,602
Long-Term Debt and Lease Obligations	$242,362		$316,121		$312,307
Unamortized discount and deferred financing costs	(29,983)		(86,384)		(81,918)
Long-Term Debt and Lease Obligations per Balance Sheet	$212,379		$229,737		$230,389
Cash and Cash Equivalents	(75,705)		(117,464)		(141,258)
Restricted Cash	(3,605)		(4,929)		(4,929)
Total Cash and Cash Equivalents	$(79,310)		$(122,393)		$(146,187)
Net Long-Term Debt	$163,052		$193,728		$166,120
Adjusted EBITDA	$127,413		$95,318		$161,000
Net Leverage	1.3	x	2.0	x	1.0	x